Exhibit 5.1

SIDLEY AUSTIN LLP
787 SEVENTH AVENUE
NEW YORK, NY 10019
+1 212 839 5300
+1 212 839 5599 FAX

AMERICA • ASIA PACIFIC • EUROPE

November 5, 2026

NextCure, Inc.

2850 Quarry Lake Drive, Suite 280

Baltimore, Maryland 21209

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-4 (the “Registration Statement”) being filed by NextCure, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 531,228,031 shares (the “Registered Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”).

The Registered Shares are to be issued or reserved for issuance pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of July 14, 2026 (the “Merger Agreement”), by and among the Company, Avere Therapeutics, Inc., a Delaware corporation (“Avere”), Neptune Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“First Merger Sub”), and Neptune Second Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Second Merger Sub”). The Merger Agreement provides, among other things, that (i) First Merger Sub will merge with and into Avere, with Avere continuing as a wholly owned subsidiary of the Company and the surviving corporation of such merger (the “First Merger”), and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, Avere will merge with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity and a wholly owned subsidiary of the Company (the “Second Merger,” and, together with the First Merger, the “Mergers”). Immediately prior to the effectiveness of the First Merger, the Company will convert into a Texas corporation (the “Re-Domiciliation”) and change its name to “Avere Therapeutics, Inc.” pursuant to a statutory conversion under the applicable provisions of the Delaware General Corporation Law (the “DGCL”) and the Texas Business Organizations Code (the “TBOC”), and after the completion of the Mergers, Second Merger Sub will change its corporate name to “Avere Therapeutics Operating Company LLC.”

The Registered Shares consist of (i) shares of Common Stock expected to be issuable in exchange for shares of Avere common stock, par value $0.0001 per share (“Avere Common Stock”), including shares of Avere Common Stock issued in the Avere pre-closing financing (as defined in the Registration Statement), and Avere preferred stock, par value $0.0001 per share (such shares of Common Stock, collectively, the “Merger Shares”); (ii) shares of Common Stock issuable upon exercise of pre-funded warrants of the Company issued to certain Avere stockholders in lieu of shares of Common Stock pursuant to Section 2.5(a)(ii) of the Merger Agreement (such shares of Common Stock, collectively, the “Merger Warrant Shares”), to the extent the shares of Common Stock otherwise issuable to any such stockholder in connection with the Mergers would exceed such stockholder’s beneficial ownership limitation (such warrants, the “Merger Warrants”); (iii) shares of Common Stock issuable upon settlement or exercise of outstanding Avere equity awards (“Equity Awards”), including restricted stock units and options, assumed and converted in connection with the First Merger pursuant to Sections 6.5(a) and 6.5(b) of the Merger Agreement (such shares, the “Equity Award Shares”); and (iv) shares of Common Stock issuable upon exercise of pre- funded warrants of the Company issued in exchange for pre-funded warrants to purchase shares of Avere Common Stock (such shares of Common Stock, together with the Merger Warrant Shares, being referred to collectively as the “Warrant Shares”) sold in the Avere pre-closing financing pursuant to Section 6.5(c) of the Merger Agreement (the “Assumed Warrants”).

NextCure, Inc.

November 5, 2026

The Assumed Warrants will be assigned to and assumed by the Company pursuant to a Warrant Assumption Agreement to be entered into by and between the Company and Avere, in connection with the consummation of the Mergers (the “Warrant Assumption Agreement”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement; the Merger Agreement; the form of Plan of Conversion to effect the Re-Domiciliation, attached as Annex F to the Registration Statement (the “Plan of Conversion”), the form of Certificate of Conversion to be filed with the Secretary of State of the State of Delaware attached as Exhibit A thereto (the “Delaware Certificate of Conversion”) and the form of Certificate of Conversion to be filed with the Secretary of State of the State of Texas attached as Exhibit B thereto (the “Texas Certificate of Conversion”); the form of Certificate of Formation of Avere Therapeutics, Inc., attached as Annex G to the Registration Statement (the “Texas Charter”); the form of Bylaws of Avere Therapeutics, Inc., attached as Annex H to the Registration Statement (the “Texas Bylaws”); the form of Merger Warrant, filed as Exhibit 10.47 to the Registration Statement; the form of Assumed Warrant, filed as Exhibit 10.48 to the Registration Statement; the form of Warrant Assumption Agreement; and the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Merger Agreement, the Plan of Conversion and the Re-Domiciliation, the Delaware Certificate of Conversion, the Texas Certificate of Conversion, the Texas Charter, the Texas Bylaws, the issuance of the Registered Shares by the Company, the assumption of the Assumed Warrants by the Company and the issuance of any Merger Warrants by the Company.

We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company, and upon the representations and warranties of the Company contained in the Merger Agreement.

Based on the foregoing, we are of the opinion that:

1.            Each Merger Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the issuance of the Registered Shares and the Re-Domiciliation shall have been approved by the stockholders of the Company; (iii) the Delaware Certificate of Conversion shall have been filed in accordance with the DGCL and shall have become effective; (iv) the Texas Certificate of Conversion and the Texas Charter shall have been filed in accordance with the Texas Business Organizations Code (the “TBOC”) and shall have become effective; (v) the First Merger shall have become effective under the DGCL; and (vi) a certificate representing such Merger Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if such Merger Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Merger Share to the person entitled thereto, in each case in accordance with the terms of the Merger Agreement.

NextCure, Inc.

November 5, 2026

2.            Each Equity Award Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the issuance of the Registered Shares and the Re-Domiciliation shall have been approved by the stockholders of the Company; (iii) the Delaware Certificate of Conversion shall have been filed in accordance with the DGCL and shall have become effective; (iv) the Texas Certificate of Conversion and the Texas Charter shall have been filed in accordance with the TBOC and shall have become effective; (v) the First Merger shall have become effective under the DGCL; and (vi) a certificate representing such Equity Award Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if such Equity Award Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Equity Award Share to the person entitled thereto, in each case against payment of the agreed consideration therefor (not less than the par value thereof) and in accordance with the terms of the Merger Agreement and the terms of the applicable Equity Award and any applicable agreements or plan pertaining to such Equity Award.

3.            Each Assumed Warrant will constitute the valid and binding obligation of the Company when assumed pursuant to the terms of the applicable Assumed Warrant and the Merger Agreement and upon the execution and delivery of the Warrant Assumption Agreement by the parties thereto.

4.            Each Merger Warrant will constitute the valid and binding obligation of the Company when duly executed and delivered by the Company and issued to the holder entitled thereto in accordance with the Merger Agreement.

5.            Each Warrant Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the issuance of the Registered Shares and the Re-Domiciliation shall have been approved by the stockholders of the Company; (iii) the Delaware Certificate of Conversion shall have been filed in accordance with the DGCL and shall have become effective; (iv) the Texas Certificate of Conversion and the Texas Charter shall have been filed in accordance with the TBOC and shall have become effective; (v) the First Merger shall have become effective under the DGCL; and (v) a certificate representing such Warrant Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if such Warrant Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Warrant Share to the person entitled thereto, in each case against payment of the agreed consideration therefor (not less than the par value thereof) upon exercise of, and in accordance with the terms of, the applicable Assumed Warrant (and Warrant Assumption Agreement) or Merger Warrant, as the case may be.

NextCure, Inc.

November 5, 2026

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption insofar as such assumption relates to the Company and is expressly covered by our opinions set forth herein.

This opinion letter is limited to the DGCL, the TBOC and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP